UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 26, 2017

INSPIRED ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36689	47-1025534
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

250 West 57th Street, Suite 2223 New York, New York		10107
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 565-3861

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 26, 2017, Inspired Entertainment, Inc. (the “Company”) received written notice from The NASDAQ Stock Market LLC (“Nasdaq”) indicating that the Nasdaq Hearings Panel had determined to delist the Company’s warrants from The Nasdaq Capital Market due to the Company having less than 400 round lot holders for the warrants at the time of the initial listing of the warrants, as required by Nasdaq Listing Rule 5515(a)(4), or thereafter. Trading in the Company’s warrants on Nasdaq will be suspended effective with the open of business on April 28, 2017. It is expected that the warrants will transition to the over-the-counter markets operated by OTC Markets Group, upon delisting from Nasdaq. There is no assurance that an active market in the warrants will develop.

Item 8.01. Other Events.

On April 26, 2017, the Company was notified that the Panel had determined to grant the Company’s request for the continued listing of its common stock on The Nasdaq Capital Market, pursuant to an extension to evidence compliance with the minimum 300 round lot shareholder requirement applicable to the Company’s common stock, as set forth in Nasdaq Listing Rule 5505(a)(3) (the “Rule”), by September 17, 2017. The continued listing of the Company’s common stock on Nasdaq through September 17, 2017 is subject to the Company’s compliance with certain interim milestones evidencing its progress towards compliance with the Rule.

The Company issued a press release regarding the notice received from Nasdaq. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

99.1	Press Release dated April 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2017

INSPIRED ENTERTAINMENT, INC.

By	/s/ A. Lorne Weil
Name: A. Lorne Weil
Title: Executive Chairman